                                                                    EXHIBIT 11.1


                           CTI Industries Corporation
                    Computation of Earnings (Loss) Per Share
                      And Equivalent Share of Common Stock
                 for the years ended October 31, 1995 and 1996




                                                                      Year Ended October 31, 1995
                                                                   ---------------------------------
                                                                       Primary        Fully Diluted
                                                                   ----------------  ---------------
Line
AVERAGE SHARES OUTSTANDING
 1 Weighted average number of shares of common stock outstanding
   during the period                                                   1,089,689         1,089,689
 2 Net additional shares assuming stock options and warrants
   exercised and proceeds used to purchase treasury shares               239,263           239,263
 3 Additional shares issued upon conversion of preferred stock                --                --
                                                                    ------------      ------------
 4 Weighted average number of shares and equivalent shares of
   common stock outstanding during the period                          1,328,952         1,328,952
                                                                    ============      ============
EARNINGS (LOSS)
 5 Loss applicable to common shares                                 ($ 2,893,175)     ($ 2,893,175)
 6 Add back dividends applicable to convertible preferred stock               --                --
                                                                     ------------      ------------
 7 Amount for per share computation                                 ($ 2,893,175)     ($ 2,893,175)
                                                                     ============      ============
PER SHARE AMOUNTS
   Loss applicable to common shares
   (line 7/line 4)                                                  ($      2.18)     ($      2.18)
                                                                     ============      ============

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
                                                                     Year Ended October 31, 1996
                                                                   -------------------------------
                                                                      Primary       Fully Diluted
                                                                   --------------  ---------------
Line
AVERAGE SHARES OUTSTANDING
 1 Weighted average number of shares of common stock outstanding
   during the period                                                 1,026,572        1,026,572
 2 Net additional shares assuming stock options and warrants
   exercised and proceeds used to purchase treasury shares             239,263          239,263
 3 Additional shares issued upon conversion of preferred stock              --               --
                                                                    ----------       ----------
 4 Weighted average number of shares and equivalent shares of
   common stock outstanding during the period                        1,265,835        1,265,835
                                                                    ==========       ==========
EARNINGS (LOSS)
 5 Loss applicable to common shares                                 ($ 183,040)      ($ 183,040)
 6 Add back dividends applicable to convertible preferred stock        (74,211)         (74,211)
                                                                     ----------       ----------
 7 Amount for per share computation                                 ($ 257,251)      ($ 257,251)
                                                                     ==========       ==========
PER SHARE AMOUNTS
   Loss applicable to common shares
   (line 7/line 4)                                                  ($    0.20)      ($    0.20)
                                                                     ==========       ==========

Earnings (loss) per share is computed by dividing net earnings (loss), less convertible preferred stock dividends, by the weighted average number of shares of common stock and common stock equivalents (common stock warrants) outstanding during the period.